Exhibit 10.1

NEITHER THE NOTE AS AMENDED BY THIS FIRST AMENDMENT NOR ANY SECURITIES WHICH MAY BE ISSUED UPON THE EXERCISE OF CONVERSION RIGHTS UNDER THE NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR OTHERWISE QUALIFIED UNDER ANY STATE SECURITIES LAW. NEITHER THE NOTE NOR ANY SUCH SECURITIES MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND REGISTRATION OR OTHER QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR OTHER QUALIFICATION IS NOT REQUIRED.

Notwithstanding anything herein to the contrary, (i) the obligations evidenced by the Subordinated Convertible Promissory Note dated August 14, 2008 by CECO Environmental Corp., as amended by this First Amendment to Subordinated Convertible Promissory Note, are subordinated to the prior payment in full of the Senior Obligations (as defined in the Subordination Agreement referred to herein) pursuant to, and to the extent provided in the Subordination Agreement, dated as of August 14, 2008 (as amended, restated, supplemented or modified from time to time, the “Subordination Agreement”) in favor of Fifth Third Bank (together with its successors and assigns, and the other holders, if any, of the Senior Obligations identified therein or contemplated thereby, the “Senior Lender”) and (ii) the rights of the holder of the Note, as amended, are subject to the limitations and provisions of the Subordination Agreement. In the event of any conflict between the terms of the Subordination Agreement and the terms of the Subordinated Convertible Promissory Note, as amended hereby, the terms of the Subordination Agreement shall govern.

First Amendment to Subordinated Convertible Promissory Note

This First Amendment to Subordinated Convertible Promissory is dated as of February 13, 2009 between CECO Environmental Corp., a Delaware corporation, (the “Company”), and Icarus Investment Corp., an Ontario corporation (“Holder”).

WHEREAS, the Company executed a Subordinated Convertible Promissory Note (the “Note”) dated as of August 14, 2008, in the principal amount of Canadian $5,000,000, payable to Holder;

WHEREAS, the parties desire to amend the Note to provide for monthly interest payments as further provided herein;

NOW, THEREFORE, in consideration for the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. Paragraph 2. Paragraph 2 of the Note is hereby deleted and replaced in its entirety with the following:

2. Interest. Interest shall accrue on the unpaid principal balance hereof and on any interest payment that is not made when due at the simple compounded rate of (i) ten percent (10%) per annum from the date of the Note through and including December 31, 2008, (ii) eleven percent (11%) per annum from January 1, 2009 through and including December 31, 2009, and (iii) twelve percent (12%) per annum (each such interest rate then in effect a “Base Rate”) from January 1, 2010 until the principal amount of this Note is paid in full. Accrued interest shall be due and payable monthly on the fifteenth day of each calendar month with a final payment of accrued and unpaid interest due and payable on the Maturity Date. It shall not be a default hereunder and interest will not accrue on any portion of such interest payments deferred pursuant to the Subordination Agreement (“Deferred Interest”) so long as the Deferred Interest is paid at the time and in the manner allowed by the Subordination Agreement. In the Event of Default (as defined herein) interest shall accrue on all unpaid amounts due hereunder, including without limitation interest, at the rate of the Base Rate plus three percent (3%). If a judgment is entered against the Company on this Note, the amount of the judgment so entered shall bear interest at the highest rate authorized by law as of the date of the entry of the judgment.

2. Continuing Effect. All terms and provisions of the Note, except as expressly modified herein, shall continue in full force and effect, and the Company hereby confirms each and every one of its obligations under the Note as amended herein.

3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

The Company:

CECO Environmental Corp.

By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Vice President and CFO

Holder:

Icarus Investment Corp.

By:	/s/ Phillip DeZwirek
Its:	Director